                NOTES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                           Dated as of August 13, 1999

                                  by and among

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
                                RTI CAPITAL CORP.

                                       and

                                 THE GUARANTORS
                                  named herein

                                       and

                             THE INITIAL PURCHASERS
                                  named herein

                         ------------------------------

                                  $425,000,000

                      13 3/4% SENIOR SECURED NOTES DUE 2009

                                TABLE OF CONTENTS

                                                                            Page

1.      Definitions............................................................1
2.      Exchange Offer Registration............................................4
3.      Shelf Registration.....................................................7
4.      Liquidated Damages.....................................................8
5.      Underwritten Registrations.............................................9
6.      Shelf Registration Procedures.........................................10
7.      Registration Expenses.................................................15
8.      Indemnification.......................................................15
9.      Miscellaneous.........................................................18
        (a)    No Inconsistent Agreements.....................................18
        (b)    Amendments and Waivers.........................................18
        (c)    Notices........................................................18
        (d)    Successors and Assigns.........................................19
        (e)    Counterparts...................................................19
        (f)    Headings.......................................................19
        (g)    Governing Law..................................................19
        (h)    Severability...................................................19
        (i)    Joint and Several Obligations..................................20
        (j)    Securities Held by the Issuers or Their Affiliates.............20

Annex A
Annex B
Annex C

                NOTES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

            This Notes Exchange and Registration Rights Agreement (the "Agreement") is made and entered into as of August 13, 1999, by and among Republic Technologies International, LLC, a Delaware limited liability corporation ("Republic Technologies"), RTI Capital Corp., a Delaware corporation (together with REPUBLIC TECHNOLOGIES, the "Companies"), the guarantors whose signatures appear on the execution pages of this Agreement (the "Guarantors") and the Initial Purchasers (as defined below). The Companies and the Guarantors are hereinafter collectively referred to as the "Issuers".

            This Agreement is entered into in connection with the Purchase Agreement dated August 13, 1999 (the "Purchase Agreement") among Republic Technologies International, Inc. ("Parent"), the Companies, the Guarantors and Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and BancBoston Robertson Stephens Inc. (the "Initial Purchasers"). Pursuant to the terms of the Purchase Agreement, the Initial Purchasers have agreed to purchase 425,000 Units consisting of $425,000,000 aggregate principal amount of 13 3/4% Senior Secured Notes due 2009 of the Companies (the "Notes") and 425,000 Warrants to purchase an aggregate of 822,386 shares of Class D common stock of Parent. The Guarantors will fully and unconditionally guarantee (the "Guarantees") on a joint and several basis all of the Companies' obligations under the Notes and the Indenture (as defined below), subject to the terms of the Indenture and, unless the context otherwise requires, any reference to the "Notes" herein includes a reference to the related Guarantees. The Guarantee of CDSC is subject to the limitations set forth in Section 10.10 of the Indenture. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

            In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Holders (as defined below) and their direct and indirect transferees and assigns.

            The parties hereby agree as follows:

1.    Definitions

            As used in this Agreement, the following terms shall have the following meanings:

            Advice: See the last paragraph of Section 6.

            Agreement: See the first introductory paragraph to this Agreement.

            Business Day: Any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

            Companies: See the first introductory paragraph to this Agreement.

            DTC: See Section 6(j).

            Event Date: See Section 4(c).

            Exchange Effectiveness Date: 210 days after the Issue Date.

            Exchange Effectiveness Period: See Section 2.

            Exchange Filing Date: 90 days after the Issue Date.

            Exchange Notes: See Section 2. Unless the context otherwise requires, any reference to the "Exchange Notes" herein includes a reference to the related Guarantees.

            Exchange Offer Consummation Date: 240 days after the Issue Date.

            Exchange Offer Registration: See Section 2.

            Exchange Registration Statement: See Section 2.

            Exchanging Dealer: See Section 2.

            Guarantees: See the second introductory paragraph to this Agreement.

            Guarantors: See the first introductory paragraph to this Agreement.

            Holders: The registered holders (including the Initial Purchasers) of the Notes, the Exchange Notes, and the Private Exchange Notes.

            Holders' Information: See Section 3(c).

            Indemnified Person: See Section 8(c).

            Indemnifying Person: See Section 8(c).

            Indenture: The Indenture to be entered into by and among the Companies, the Guarantors and an indenture trustee, pursuant to which the Notes will be issued, as amended or supplemented from time to time in accordance with the terms thereof.

            Inspectors: See Section 6(p).

            Initial Purchasers: See the second introductory paragraph to this Agreement.

            Issue Date: The Closing Date under the Purchase Agreement.

            Issuers: See the first introductory paragraph to this Agreement.

            Losses: See Section 8.

            NASD: See Section 6(n).

            Notes: The $425,000,000 aggregate principal amount of 13 3/4% Senior Secured Notes of the Companies being issued pursuant to the Indenture as required by the Purchase Agreement. Unless the context otherwise requires, any reference to the "Notes" herein includes a reference to the related Guarantees.

            Participant: See Section 8(a).

            Private Exchange: See Section 2.

            Private Exchange Notes: See Section 2. Unless the context otherwise requires, any reference to the "Private Exchange Notes" herein includes a reference to the related Guarantees.

            Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            Purchase Agreement: See the second introductory paragraph to this Agreement.

            Registration Expenses: See Section 8(a).

            Registration Statement: Any registration statement filed or required to be filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

            Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

            Rule 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            SEC: The Securities and Exchange Commission.

            Securities Act: The Securities Act of 1933 as amended, and the rules and regulations of the SEC promulgated thereunder.

            Shelf Effectiveness Date: 150 days after the Shelf Filing Date.

            Shelf Filing Date: 90 days after the obligation to file a Shelf Registration Statement arises.

            Shelf Notice: See Section 3(a).

            Shelf Registration: See Section 3(b).

            Shelf Termination Date: See Section 3(b).

            Subsequent Shelf Registration: See Section 3(c).

            TIA: The Trust Indenture Act of 1939, as amended.

            Transfer Restricted Securities: The Notes upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note
(i) a Registration Statement covering such Note has been declared effective and such Note has been disposed of in accordance with such effective Registration Statement, (ii) it is sold in compliance with Rule 144 or may be sold pursuant to Rule 144(k), (iii) it shall have been otherwise transferred and a new certificate for any such Note not bearing a legend restricting further transfer shall have been delivered by the Companies, or (iv) it ceases to be outstanding. "Transfer Restricted Securities" shall also include Private Exchange Securities, unless the context otherwise requires.

            Trustee: The trustee under the Indenture.

            underwritten registration or underwritten offering: A registration in which securities of any of the Issuers are sold to an underwriter for reoffering to the public.

            Withdrawal Election: See Section 4(b).

2.    Exchange Offer Registration

            The Issuers shall file with the SEC no later than the Exchange Filing Date, an offer to exchange (the "Exchange Offer Registration") for any and all of the Transfer Restricted Securities covered by such Exchange Offer Registration a like aggregate principal amount of debt securities of the Companies, guaranteed by the Guarantors, which are identical in all material respects to the Notes (the "Exchange Notes") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon or provisions relating to transfer restrictions or the payment of liquidated damages. The Exchange Offer Registration shall be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act.

            Each of the Issuers agrees to use its reasonable best efforts to (x) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Exchange Effectiveness Date; (y) keep the Exchange Offer Registration open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer Registration is mailed to Holders of Transfer Restricted Securities (the "Exchange Effectiveness Period"); and

(z) consummate the Exchange Offer Registration on or prior to the Exchange Offer Consummation Date. If after such Exchange Registration Statement is initially declared effective by the SEC, the Exchange Offer Registration or the issuance of the Exchange Notes thereunder is interfered with by any stop order or injunction of the SEC or any court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement.

            Each Holder of Transfer Restricted Securities who participates in the Exchange Offer Registration will be required to represent in writing at the time of the consummation of the Exchange Offer Registration (1) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (2) that such Holder of Transfer Restricted Securities has no and will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and (3) that such Holder of Transfer Restricted Securities is not an "affiliate" (as defined in Rule 405 under the Securities Act) of any of the Issuers, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

            Each Holder of Transfer Restricted Securities who participates in the Exchange Offer Registration who is not an Exchanging Dealer will also be required to represent in writing that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. Each Holder that is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer") will be required to acknowledge that, pursuant to current interpretations by the SEC's staff of Section 5 of the Securities Act, it is required to deliver a Prospectus containing substantially the information set forth in Annex A hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex B hereto in the "Plan of Distribution" section of such Prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Exchange Offer Registration.

            If, prior to the consummation of the Exchange Offer Registration, any Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder is not entitled to participate in the Exchange Offer Registration, the Issuers shall, upon the request of any such Holder, simultaneously with the delivery of the Exchange Notes in the Exchange Offer Registration, issue and deliver to any such Holder, in exchange for the Notes held by such Holder (the "Private Exchange"), a like aggregate principal amount of debt securities of the Companies (the "Private Exchange Notes"), unconditionally guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes, except for the transfer restrictions relating to such Private Exchange Notes. The Private Exchange Notes will be issued under the same indenture as the Exchange Notes to the extent permitted by applicable law, and the Issuers shall use their reasonable best efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes.

            In connection with the Exchange Offer Registration, the Issuers shall:

            (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

            (2) utilize the services of a depositary for the Exchange Offer Registration with an address in the Borough of Manhattan, The City of New York;

            (3) permit Holders of Notes to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer Registration shall remain open; and

            (4) otherwise comply in all material respects with all laws applicable to the Exchange Offer Registration and obligations hereunder.

            As soon as practicable after the close of the Exchange Offer Registration and any Private Exchange, as the case may be, the Issuers shall:

            (1) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Exchange Offer Registration and any Private Exchange;

            (2) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

            (3) cause the Trustee promptly to authenticate and deliver to each holder of Notes, Exchange Notes or Private Exchange Notes, as applicable, equal in principal amount to the Notes of such holder so accepted for exchange.

            The Issuers shall use their reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided that (i) in the case where such Prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Notes held by them and (ii) the Issuers shall make such Prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 90 days after the consummation of the Exchange Offer Registration.

            The Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the holders of the Notes, the Exchange Notes and the Private Exchange Notes will vote and consent together on all matters as one class and that none of the Notes, the Exchange Notes and the Private Exchange Notes will have the right to vote or consent as a separate class on any matter.

            Interest on each Exchange Note and Private Exchange Note issued pursuant to the Exchange Offer Registration and any Private Exchange will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

            Notwithstanding any other provisions hereof, the Issuers will ensure that (i) any Exchange Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Exchange Registration Statement, and any supplement to such Prospectus, does not, as of the consummation of the Exchange Offer Registration, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The Issuers shall use their reasonable best efforts (i) to include substantially the information set forth in Annex A hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex B hereto in the "Plan of Distribution" section of the Prospectus forming a part of any Exchange Registration Statement, and (ii) to include substantially the information set forth in Annex C hereto in the Letter of Transmittal delivered pursuant to the Exchange Offer Registration; and (iii) if requested by any Initial Purchaser, to include substantially the information required by Items 507 or 508 of Regulation S-K, as applicable, in the Prospectus forming a part of the Exchange Registration Statement.

            In connection with an Exchange Offer, upon delivery of the Transfer Restricted Securities by such selling Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Notes, the Issuers shall mark, or caused to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Notes; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied. The Issuers shall use reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Transfer Restricted Securities covered by the Exchange Offer Registration Statement.

3.    Shelf Registration

            (a) Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the SEC's staff, the Issuers are not permitted to effect the Exchange Offer Registration as contemplated by Section 2 hereof, or (ii) any Initial Purchaser requests a Shelf Registration with respect to Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer Registration or with respect to Notes that constitute an unsold allotment in an initial distribution, or (iii) any applicable law or interpretations do not permit any Holder to participate in the Exchange Offer Registration and any of these Holders notifies the Companies of this fact within 30 days of the consummation of the Exchange Offer Registration, or (iv) any Holder that participates in the Exchange Offer Registration does not receive freely transferable Exchange Notes in exchange for tendered Transfer Restricted Securities and any of these Holders notifies the Companies of this fact within 30 days of the consummation of the Exchange Offer Registration, the Issuers agree to file with the SEC, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "Shelf Registration"). The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration or any Subsequent Shelf Registration. The Issuers shall use their reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Shelf Effectiveness Date and to keep such Shelf Registration continuously effective under the Securities Act until the date which is two years from the Issue Date (subject to extension pursuant to the last paragraph of Section 6 and pursuant to Section 10) (the "Shelf Termination Date"), or such shorter period ending when all

Transfer Restricted Securities covered by such Shelf Registration have been sold in the manner set forth and as contemplated in such Shelf Registration.

            (b) Subsequent Shelf Registrations. If a Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time prior to the Shelf Termination Date (other than because of the sale of all Transfer Restricted Securities covered by such Shelf Registration in the manner set forth and as contemplated in such Shelf Registration), the Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Transfer Restricted Securities which were covered by such Shelf Registration that have not been sold in the manner set forth and as contemplated in such Shelf Registration (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their reasonable best efforts to cause such Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the Shelf Termination Date. As used herein, the term "Shelf Registration" means the Shelf Registrations and any Subsequent Shelf Registrations.

            (c) Supplements and Amendments. Notwithstanding any other provisions hereof, the Issuers will use their reasonable best efforts to ensure that (i) any Shelf Registration and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the SEC thereunder, (ii) any Shelf Registration and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in substantial conformity with written information furnished to the Issuers by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.    Liquidated Damages

            (a) The parties hereto agree that the Holders of Transfer Restricted Securities will suffer damages if the Issuers fail to fulfill their obligations to Holders of Transfer Restricted Securities under Section 2 and/or 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Exchange Registration Statement is not filed with the SEC on or prior to the Exchange Filing Date or the Shelf Registration is not filed on or prior to Shelf Filing Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective by the Exchange Effectiveness Date or the Shelf Effectiveness Date, as the case may be, (iii) the Exchange Offer Registration is not consummated on or prior to the Exchange Offer Consummation Date (other than in the event the Issuers file a Shelf Registration), or (iv) the Shelf Registration is filed and declared effective by the Shelf Effectiveness Date but shall thereafter cease to be effective (at any time that the Issuers are obligated to maintain the effectiveness thereof) without being succeeded within 45 days by a post-effective amendment or an additional Registration Statement filed and declared effective by the SEC (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuers will be obligated to pay liquidated damages to each Holder of Transfer Restricted Securities affected by such Registration Default, during the period of one or more such Registration Defaults, at a rate of $.192 per full or partial week per $1,000 amount of Notes constituting Transfer Restricted Securities until (i) the applicable Registration Statement is filed,
(ii) the Exchange Registration Statement is declared effective or the Shelf Registration is declared effective, (iii) the Exchange Offer Registration is consummated or (iv) the Shelf Registration again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. Notwithstanding anything to the contrary in this
Section 3(a), the Issuers shall not be required to pay liquidated damages to a Holder of Transfer Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the third paragraph of
Section 2 or the second to last paragraph of Section 6.

            (b) Notwithstanding the other provisions of this Agreement, the Companies may issue a notice that the Shelf Registration is unusable pending the announcement of a material corporate transaction or development or other actions taken in good faith and for valid business reasons (not including avoidance of obligations hereunder) and may issue any notice suspending use of the Shelf Registration required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective does not exceed 45 days in the aggregate, then liquidated damages shall cease to accrue during such period in which such notices are issued and effective.

            (c) The Issuers shall notify the Trustee within one Business Day after each Registration Default occurs in respect of which liquidated damages is required to be paid (an "Event Date"). Any amounts of liquidated damages due pursuant to Section 4(a) will be payable in cash semi-annually on each interest payment date for the Transfer Restricted Securities (to the Holders of record entitled to such interest payment), commencing with the first such date occurring after any such liquidated damages commence to accrue.

            (d) The parties hereto agree that the liquidated damages provided for in this Section 4 constitute a reasonable estimate of the damages that will be suffered by Holders of Transfer Restricted Securities by reason of the failure of (i) the Shelf Registration or the Exchange Registration Statement to be filed, (ii) the Shelf Registration to remain effective, or (iii) the Exchange Registration Statement to be declared effective and the Exchange Offer Registration to be consummated, in each case to the extent required by this Agreement and that such liquidated damages will constitute the sole damage to which the Holders may be entitled for the foregoing failures absent willful breach by the Issuers of their obligations under this Agreement.

5.    Underwritten Registrations

            If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering and reasonably acceptable to the Issuers.

            No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

6.    Shelf Registration Procedures

            In connection with the filing of any Shelf Registration Statement, the Issuers shall as expeditiously as possible:

            (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), the Issuers shall furnish the Initial Purchasers, their counsel and the managing underwriters, if any, promptly, with copies of all such documents proposed to be filed; provided, however, that the Issuers shall not be required to afford such persons an opportunity to review a copy of (i) any such document that has not been materially changed from a copy of such document that such person was previously furnished to review and (ii) any amendments or supplements to a Registration Statement or Prospectus which are made solely as a result of any filing by the Issuers of reports required to be filed pursuant to the Exchange Act.

            (b) Use reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the counsel selected by the selling Holders of Transfer Restricted Securities, as a group, and the managing underwriters, if any, promptly (but in any event within two business days after becoming aware thereof), and, if requested by such person confirm such notice in writing to such person, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of such Registration Statement or any of the Transfer Restricted Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Issuers' reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

            (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest practicable moment.

            (e) If requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company shall not be required to take any action pursuant to this Section 6(e) that would in the opinion of counsel for the Issuers, violate applicable law.

            (f) Upon written request to the Issuers, furnish to each selling Holder of Transfer Restricted Securities who so requests in writing, to counsel, and to each managing underwriter, if any, without charge, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g) Deliver to each selling Holder of Transfer Restricted Securities, their counsel, and the underwriters, if any, without charge, as many copies of each Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 6, each Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters or agents, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto until such time as the Issuers have notified the Holders to discontinue the use of such Prospectus.

            (h) Prior to any public offering of Transfer Restricted Securities, to use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriters reasonably request in writing; provided that where Transfer Restricted Securities are offered other than through an underwritten offering, the Issuers agree to use their reasonable best efforts to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 6(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any such jurisdiction where it is not then so subject.

            (i) Cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or selling holders of Transfer Restricted Securities may reasonably request in writing at least three Business Days prior to any sale of Transfer Restricted Securities.

            (j) Upon the occurrence of any event contemplated by paragraph 6(c)(iv) or 6(c)(v), as promptly as practicable prepare and file with the SEC, at the joint and several expense of each of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (k) Use its best efforts to cause the Transfer Restricted Securities covered by a Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement or the managing underwriters, if any.

            (l) Prior to the effective date of any Registration Statement relating to the Transfer Restricted Securities, (i) provide the Trustee with printed certificates for the Transfer Restricted Securities covered by such Registration Statement in a form eligible for deposit with DTC and (ii) provide a CUSIP number(s) for the Transfer Restricted Securities.

            (m) Cooperate with each selling Holder of Transfer Restricted Securities covered by any Registration Statement, and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

            (n) If requested by Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuers and their respective subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Security, and confirm the same if and when requested; (ii) use reasonable best efforts to obtain opinions of counsel to the Issuers and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) use reasonable best efforts to obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or business acquired by the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Transfer Restricted Securities; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 8 (or such other less favorable provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

            (o) Make available for inspection by a representative of the selling Holders of Transfer Restricted Securities, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney or accountant or other agent retained by any such representative of such selling Holders or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries, and use their reasonable best efforts to cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information, in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any information that is designated in writing by the Issuers, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Inspector unless (i) disclosure of such information is required by court or administrative order, (ii) other than under the circumstances contemplated by, and for the time period permitted by, Section 10, disclosure of such information, in the opinion of counsel to such Inspector, is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, Prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector; provided further, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders. Each selling Holder of such Transfer Restricted Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers unless and until such is made generally available to the public. Each selling Holder of such Transfer Restricted Securities will be required to further agree that it will, upon learning that disclosure of any such information is sought in a court or administrative tribunal of competent jurisdiction, give notice to the Issuers and allow the Issuers to undertake appropriate action to prevent disclosure of the information deemed confidential at its expense and will use reasonable efforts to cooperate with the Issuers in attempting to prevent such disclosure.

            (p) Provide an indenture trustee for the Transfer Restricted Securities, and cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the selling holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

            (q) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

            (r) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

            The Companies may require each selling Holder of Transfer Restricted Securities as to which any registration is being effected to furnish to the Companies such information regarding such selling Holder and the distribution of such Transfer Restricted Securities as the Companies may, from time to time, reasonably request in writing and to otherwise cooperate in the preparation of the Registration Statement. The Companies may exclude from such registration the Transfer Restricted Securities of any selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the identity of a seller of Transfer Restricted Securities is to be disclosed in a Registration Statement, such selling Holder shall be permitted to include all information regarding such seller as it shall reasonably request. At any time during the effectiveness of any Registration Statement with respect to the Transfer Restricted Securities, any selling Holder becomes aware of any change materially affecting the accuracy of the information contained in the Registration Statement or related Prospectus, such Holder will notify the Companies of such change.

            Each Holder, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 6(c), will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c), or until it is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed. In the event the Issuers shall give any such notice, the Shelf Termination Date and the Exchange Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(j) (if an amended or supplemental Prospectus is required) or the Advice (if no amended or supplemental Prospectus is required).

7.    Registration Expenses

            (a) All fees and expenses, other than underwriters' fees and expenses, including fees and expenses of their counsel, underwriting discounts and commissions and transfer taxes, incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, jointly and severally, whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange,
(ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities or Exchange Notes in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Transfer Restricted Securities, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and reasonable fees and disbursements of one counsel for the sellers of Transfer Restricted Securities (subject to the provisions of Section 7(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720 of the Conduct Rules of the NASD, (vii) rating agency fees, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties) and, (xi) the expense of any annual audit (collectively, "Registration Expenses").

            (b) In connection with any Registration Statement hereunder or any amendment thereto, the Issuers shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement.

8.    Indemnification

            (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Holder of Transfer Restricted Securities covered by a Registration Statement, the officers and directors of each such person, and each person, if any, who controls any such person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or any related Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in substantial conformity with information relating to any Participant furnished to the Issuers in writing by such Participant expressly for use therein; provided that the Issuers will not be liable to any Participant with respect to any such untrue statement or omission in any preliminary prospectus that is corrected in the related Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Transfer Restricted Securities or Exchange Notes which are the subject thereof from such Participant in reliance upon such preliminary prospectus but was not sent or given a copy of the related Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Transfer Restricted Securities or Exchange Notes, as the case may be, to such person, unless such failure to deliver such Prospectus (as amended or supplemented) was a result of noncompliance by the Issuers with Section 6 of this Agreement.

            (b) Each Participant and each underwriter, if any, will be required to agree, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors and officers, each person who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, affiliate or agent of persons controlling the Issuers to the same extent as the foregoing indemnity from the Issuers to each Participant, but only (i) with reference to information relating to such Participant or underwriter furnished to the Issuers in writing by or on behalf of such Participant or underwriter expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant or underwriter in writing to the Issuers. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Transfer Restricted Securities or Exchange Notes giving rise to such obligations.

            (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in an actual loss or compromise of any material rights or defenses by the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed at least quarterly. Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Transfer Restricted Securities sold by all such Participants in the related registration and any such separate firm for the Issuers, their directors, officers and such control persons of the Issuers shall be desig-nated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

            (d) If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or by the Participants or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

            (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Transfer Restricted Securities or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) The indemnity and contribution agreements contained in this
Section 8 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

9.    Miscellaneous

            (a) No Inconsistent Agreements. No Issuer has entered, as of the date hereof, and no Issuer shall enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. No Issuer has entered and no Issuer will enter into any agreement with respect to any of its securities which will grant to any person piggy-back rights with respect to a Registration Statement.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                  (i) if to a Holder of the Transfer Restricted Securities, at the most current address for such Holder reflected in the register maintained pursuant to the Indenture with a copy in like manner to the Initial Purchasers as follows:

                  c/o Chase Securities Inc.
                  270 Park Avenue
                  New York, New York 10017
                  Facsimile No.: (212) 270-0994
                  Attention: Dan Tredwell

        with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York 10005
                  Facsimile No.: (212) 269-5420
                  Attention: Jonathan A. Schaffzin, Esq.

                  (ii) if to the Issuers as follows:

                  c/o Republic Technologies International, LLC
                  3370 Embassy Parkway

                  Akron, Ohio 44333-8367
                  Facsimile No.: 330-670-7037
                  Attention: Brenda K. Brown

        with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Facsimile No.: (212) 455-2502
                  Attention: John D. Lobrano, Esq.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the trustee under the Indenture at the address specified in such Indenture.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (i) Joint and Several Obligations. Each of the obligations of the Issuers under this Agreement shall be joint and several obligations of each of them.

            (j) Securities Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            THE COMPANIES:


                                            REPUBLIC TECHNOLOGIES
                                               INTERNATIONAL, LLC

                                            By:_________________________________
                                               Name:
                                               Title:


                                            RTI CAPITAL CORP.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            THE GUARANTORS:

                                            Republic Technologies International
                                            Holdings, LLC

                                            By:_________________________________
                                               Name:
                                               Title:


                                            Nimishillen & Tuscarawas, LLC

                                            By:_________________________________
                                               Name:
                                               Title:


                                            Bliss & Laughlin, LLC

                                            By:_________________________________
                                               Name:
                                               Title:


                                            Canadian Drawn Steel Company, Inc.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            THE INITIAL PURCHASERS:

                                            CHASE SECURITIES INC.
                                               on behalf of the Holders
                                                   of Notes

                                            By:_________________________________
                                               Name:
                                               Title:


                                            DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION
                                               on behalf of the Holders
                                                   of Notes

                                            By:_________________________________
                                               Name:
                                               Title:


                                            BANCBOSTON ROBERTSON STEPHENS INC.
                                               on behalf of the Holders
                                                   of Notes

                                            By:_________________________________
                                               Name:
                                               Title:

                                                                         ANNEX A

            Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX B

            Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer Registration must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuers has agreed that, for a period of 180 days after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _______________, ___, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

            The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer Registration may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer Registration and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

            For a period of 180 days after the Expiration Date, the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer Registration (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

/ / CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

      Name:

      Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.